Exhibit 99.1
Verisk Analytics, Inc., Reports Second-Quarter 2016 Financial Results

•	Revenue from continuing operations grew 16.3%; organic revenue growth from continuing operations was 5.4%.

•	Income from continuing operations decreased 32.8% to $107 million; adjusted EBITDA from continuing operations increased 12.4% to $245 million.

•	Diluted GAAP earnings per share from continuing operations (GAAP EPS) decreased 34.7% to $0.62; diluted adjusted earnings per share from continuing operations (Adjusted EPS) increased 1.4% to $0.73.

•	Net cash provided by operating activities from continuing operations less capital expenditures from continuing operations was $305 million year to date, an increase of 21.1%.
JERSEY CITY, N.J., August 2, 2016 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended June 30, 2016.
Scott Stephenson, chairman, president, and CEO, said, "Our second-quarter results were solid with continued revenue growth and strong margins. We feel very good about our business and continue to position ourselves to deliver outstanding data analytics solutions for our customers across our key verticals of insurance, natural resources, and financial services. Our strong cash generation enables us to meet our deleveraging objectives and to put capital to work on behalf of our shareholders."
Table 1: Summary of Results
(in millions, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Revenues from continuing operations	$498.3	$428.6	16.3%	$991.0	$812.9	21.9%
Income from continuing operations	$106.8	$158.9	(32.8)%	$216.5	$255.3	(15.2)%
Adjusted EBITDA from continuing operations	$245.2	$217.9	12.4%	$493.6	$418.2	18.0%
Adjusted net income from continuing operations	$124.3	$120.0	3.7%	$251.7	$221.0	13.9%
Diluted GAAP EPS from continuing operations	$0.62	$0.95	(34.7)%	$1.26	$1.55	(18.7)%
Diluted adjusted EPS from continuing operations	$0.73	$0.72	1.4%	$1.47	$1.34	9.7%
Revenue
Total revenue from continuing operations increased 16.3% in second-quarter 2016 compared with second-quarter 2015. Organic revenue growth from continuing operations was 5.4%, excluding recent acquisitions in the second quarters for both years. Financial services led the organic revenue growth in the quarter.
Decision Analytics segment revenue from continuing operations grew 23.5% in the second quarter of 2016 and represented approximately 63.7% of total revenue. Decision Analytics organic revenue growth from continuing operations was 5.5%.

•
Insurance category revenue increased 6.2%, led by strong growth in loss quantification and claims analytics solutions. Underwriting solutions also grew in the quarter. Catastrophe modeling solutions saw a modest decline versus the prior year.

•	Financial services category revenue increased 15.9% in the quarter, with solid demand for both core and newer solutions.

•	Energy and specialized markets category revenue grew 70.4%. Organic revenue, excluding the recently acquired Wood

Mackenzie (which will be treated as organic starting with the third quarter), PCI, and Infield businesses, declined 9.6% as a result of softer demand for certain environmental health and safety solutions.
Table 2: Decision Analytics Revenues by Category
(in millions)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Insurance	$175.5	$165.3	6.2%	$347.0	$319.0	8.8%
Financial services	30.6	26.4	15.9%	59.1	61.6	(4.0)%
Energy and specialized markets	111.1	65.2	70.4%	224.0	89.7	149.9%
Total Decision Analytics	$317.2	$256.9	23.5%	$630.1	$470.3	34.0%
Risk Assessment segment revenue grew 5.5% in the quarter and 5.3% excluding the recent acquisition of Risk Intelligence Ireland.

•
Revenue growth in industry-standard insurance programs was 6.0%, and 5.7% on an organic basis, resulting primarily from the annual effect of growth in 2016 invoicing effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 3.8% in the second quarter. Growth was led by an increase in commercial underwriting solutions subscription revenue.
Table 3: Risk Assessment Revenues by Category
(in millions)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Industry-standard insurance programs	$138.6	$130.7	6.0%	$276.0	$261.3	5.6%
Property-specific rating and underwriting information	42.5	41.0	3.8%	84.9	81.3	4.4%
Total Risk Assessment	$181.1	$171.7	5.5%	$360.9	$342.6	5.3%
Expenses and Income
Cost of revenues from continuing operations increased 15.4% compared with second-quarter 2015. The year-over-year increase is primarily due to acquisitions as well as salaries, benefits, and technology to support business growth.
Selling, general, and administrative expense, or SG&A, from continuing operations decreased 8.2% in the quarter because one-time acquisition costs in the prior period did not recur.
Income from continuing operations decreased 32.8% to $107 million. The prior period included a hedge gain that more than offset one-time costs related to the acquisition of Wood Mackenzie. Adjusted EBITDA from continuing operations increased 12.4% to $245 million.

•	The 20.8% increase to $141 million in Decision Analytics adjusted EBITDA from continuing operations was the result of acquisitions and profitable growth of the business.

•
Second-quarter 2016 adjusted EBITDA in Risk Assessment increased 2.9% to $105 million as a result of revenue growth and good expense management, partially offset by anticipated increases in hiring to support future growth in the business.

Table 4: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$317.2	$181.1	$498.3	$256.9	$171.7	$428.6	23.5%	5.5%	16.3%
Cost of revenues	(123.4)	(55.0)	(178.4)	(104.2)	(50.4)	(154.6)	18.4%	9.1%	15.4%
SG&A	(54.1)	(21.5)	(75.6)	(62.5)	(20.0)	(82.5)	(13.5)%	8.3%	(8.2)%
Depreciation and amortization of fixed and intangible assets	(46.0)	(7.1)	(53.1)	(39.1)	(6.4)	(45.5)	17.9%	9.5%	16.7%
Investment income and others, net	0.9	—	0.9	(0.4)	0.2	(0.2)	(332.2)%	(128.4)%	(427.3)%
Interest expense	NA	NA	(31.5)	NA	NA	(37.7)	NA	NA	(16.5)%
Provision for income tax	NA	NA	(53.8)	NA	NA	(34.4)	NA	NA	56.3%
Gain on derivative	—	—	—	85.2	—	85.2	(100.0)%	—%	(100.0)%
Income from continuing operations	NA	NA	106.8	NA	NA	158.9	NA	NA	(32.8)%
plus: Interest expense	NA	NA	31.5	NA	NA	37.7	NA	NA	16.5%
plus: Provision for income tax	NA	NA	53.8	NA	NA	34.4	NA	NA	56.3%
plus: Depreciation and amortization	46.0	7.1	53.1	39.1	6.4	45.5	17.9%	9.5%	16.7%
minus: Nonrecurring items related to the Wood Mackenzie acquisition, net of tax	—	—	—	(58.6)	—	(58.6)	(100.0)%	—%	(100.0)%
Adjusted EBITDA from continuing operations	$140.6	$104.6	$245.2	$116.4	$101.5	$217.9	20.8%	2.9%	12.4%

Income from continuing operations margin	NA	NA	21.4%	NA	NA	37.1%
Adjusted EBITDA from continuing operations margin	44.3%	57.7%	49.2%	45.3%	59.1%	50.9%

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$630.1	$360.9	$991.0	$470.3	$342.6	$812.9	34.0%	5.3%	21.9%
Cost of revenues	(245.0)	(106.7)	(351.7)	(187.0)	(101.3)	(288.3)	31.0%	5.3%	22.0%
SG&A	(106.4)	(40.2)	(146.6)	(93.2)	(39.0)	(132.2)	14.3%	3.2%	11.0%
Depreciation and amortization of fixed and intangible assets	(94.8)	(14.1)	(108.9)	(59.9)	(12.5)	(72.4)	58.2%	13.1%	50.4%
Investment income and others, net	1.0	(0.1)	0.9	(1.0)	0.2	(0.8)	(204.7)%	(154.3)%	(217.1)%
Interest expense	NA	NA	(63.5)	NA	NA	(55.9)	NA	NA	13.5%
Provision for income tax	NA	NA	(104.7)	NA	NA	(93.2)	NA	NA	12.3%
Gain on derivative	—	—	—	85.2	—	85.2	(100.0)%	—%	(100.0)%
Income from continuing operations	NA	NA	216.5	NA	NA	255.3	NA	NA	(15.2)%
plus: Interest expense	NA	NA	63.5	NA	NA	55.9	NA	NA	13.5%
plus: Provision for income tax	NA	NA	104.7	NA	NA	93.2	NA	NA	12.3%
plus: Depreciation and amortization	94.8	14.1	108.9	59.9	12.5	72.4	58.2%	13.1%	50.4%
minus: Nonrecurring items related to the Wood Mackenzie acquisition, net of tax	—	—	—	(58.6)	—	(58.6)	(100.0)%	—%	(100.0)%
Adjusted EBITDA from continuing operations	$279.7	$213.9	$493.6	$215.7	$202.5	$418.2	29.6%	5.6%	18.0%

Income from continuing operations margin	NA	NA	21.8%	NA	NA	31.4%
Adjusted EBITDA from continuing operations margin	44.4%	59.3%	49.8%	45.9%	59.1%	51.5%
Earnings Per Share
Diluted GAAP EPS was $0.62 for second-quarter 2016, a decrease of 34.7%; the prior period included a hedge gain that more than offset one-time costs related to the acquisition of Wood Mackenzie. Diluted adjusted EPS was $0.73 for second-quarter 2016, an increase of 1.4% compared with the same period in 2015. Adjusted EPS from continuing operations increased because of solid operations, both organic and acquired, and lower interest expense. The increases were partially offset by higher fixed asset depreciation and amortization expense and an increase in shares outstanding related to the 2015 acquisition of Wood Mackenzie.
Cash Flow
Cash provided by operating activities from continuing operations less capital expenditures from continuing operations increased 21.1% to $305 million for the six-month period ended June 30, 2016, including the contribution from acquisitions. Cash provided by operating activities from continuing operations less capital expenditures from continuing operations represented 141.1% of income from continuing operations and 61.9% of adjusted EBITDA from continuing operations for the six-months ended June 30, 2016. Capital expenditures from continuing operations increased 4.6% to $52 million and were 5.2% of revenues for the six months ended June 30, 2016.
Share Repurchases and Financing Activities
At June 30, 2016, the company had $353 million remaining under its share repurchase authorization. As part of its commitment to deleveraging, the company repaid $705 million of debt in the quarter.

Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, August 3, 2016, at 8:30 a.m. EDT (5:30 a.m. PDT, 13:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using conference ID #48020422.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk Analytics operates in 23 countries and is a member of Standard & Poor’s S&P 500® Index. In 2015, Forbes magazine named Verisk Analytics to its World’s Most Innovative Companies list and, in 2016, to its America’s Best Large Employers list. Verisk is one of only 15 companies in the United States to appear on both lists. For more information, please visit www.verisk.com.
Contact:

Investor Relations
David Cohen
Director, Investor Relations and Strategic Finance
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “adjusted EBITDA” as net income from continuing operations before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets and excluding second-quarter nonrecurring items related to the Wood Mackenzie acquisition.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 4 for a reconciliation of adjusted EBITDA to income from continuing operations, Table 5 for a reconciliation of adjusted net income to income from continuing operations, and Table 6 for a reconciliation of free cash flow.

Table 5: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Income from continuing operations	$106.8	$158.9	(32.8)%	$216.5	$255.3	(15.2)%
plus: Amortization of intangible assets	23.8	22.8		47.7	30.3
less: Income tax effect on amortization of intangible assets	(6.3)	(5.8)		(12.5)	(8.7)
less: Nonrecurring items related to the Wood Mackenzie acquisition	—	(45.2)		—	(45.2)
less: Income tax effect on one-time items related to the Wood Mackenzie acquisition	—	(10.7)		—	(10.7)
Adjusted net income from continuing operations	$124.3	$120.0	3.7%	$251.7	$221.0	13.9%

Basic adjusted EPS from continuing operations	$0.74	$0.73	1.4%	$1.50	$1.37	9.5%
Diluted adjusted EPS from continuing operations	$0.73	$0.72	1.4%	$1.47	$1.34	9.7%

Weighted average shares outstanding (in millions)
Basic	168.3	164.1		168.4	161.1
Diluted	171.2	167.6		171.3	164.5
Table 6: Free Cash Flow Reconciliation
(in millions)

	Six Months Ended
	June 30,
	2016	2015	Change
Operating cash flow from continuing operations	$357.0	$301.5	18.4%
less: Capital expenditures from continuing operations	(51.5)	(49.3)	4.6%
Free cash flow from continuing operations	$305.5	$252.2	21.1%

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2016, and December 31, 2015

	2016	2015

	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$196,402	$138,348
Available-for-sale securities	3,372	3,576
Accounts receivable, net of allowance for doubtful accounts of $3,137 and $2,642, respectively	241,326	250,947
Prepaid expenses	30,870	34,126
Income taxes receivable	5,748	48,596
Other current assets	19,199	52,913
Current assets held-for-sale	—	76,063
Total current assets	496,917	604,569
Noncurrent assets:
Fixed assets, net	334,631	350,311
Intangible assets, net	1,104,262	1,245,083
Goodwill	2,629,941	2,753,026
Pension assets	39,534	32,922
Other assets	119,778	25,845
Noncurrent assets held-for-sale	—	581,896
Total assets	$4,725,063	$5,593,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$163,413	$222,112
Short-term debt and current portion of long-term debt	2,256	874,811
Pension and postretirement benefits, current	1,831	1,831
Deferred revenues	431,171	340,833
Income tax payable	16,495	—
Current liabilities held-for-sale	—	39,670
Total current liabilities	615,166	1,479,257
Noncurrent liabilities:
Long-term debt	2,273,032	2,270,904
Pension benefits	12,698	12,971
Postretirement benefits	1,868	1,981
Deferred income taxes, net	314,705	329,175
Other liabilities	57,730	58,360
Noncurrent liabilities held-for-sale	—	68,993
Total liabilities	3,275,199	4,221,641
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 168,719,149 and 169,424,981 shares outstanding, respectively	137	137
Additional paid-in capital	2,071,497	2,023,390
Treasury stock, at cost, 375,283,889 and 374,578,057 shares, respectively	(2,680,728)	(2,571,190)
Retained earnings	2,516,101	2,161,726
Accumulated other comprehensive losses	(457,143)	(242,052)
Total stockholders’ equity	1,449,864	1,372,011
Total liabilities and stockholders’ equity	$4,725,063	$5,593,652

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

	(In thousands, except for share and per share data)
Revenues	$498,296	$428,599	$990,997	$812,892
Expenses:
Cost of revenues (exclusive of items shown separately below)	178,466	154,639	351,743	288,423
Selling, general and administrative	75,557	82,336	146,594	132,050
Depreciation and amortization of fixed assets	29,388	22,677	61,275	42,065
Amortization of intangible assets	23,806	22,904	47,677	30,359
Total expenses	307,217	282,556	607,289	492,897
Operating income	191,079	146,043	383,708	319,995
Other income (expense):
Investment income (loss) and others, net	846	(259)	890	(761)
Gain on derivative instruments	—	85,187	—	85,187
Interest expense	(31,435)	(37,662)	(63,467)	(55,924)
Total other income (expense), net	(30,589)	47,266	(62,577)	28,502
Income from continuing operations before income taxes	160,490	193,309	321,131	348,497
Provision for income taxes	(53,754)	(34,392)	(104,665)	(93,207)
Income from continuing operations	106,736	158,917	216,466	255,290
Discontinued operations
Income from discontinued operations	254,745	7,717	256,525	12,021
Provision for income taxes from discontinued operations	(99,745)	(3,314)	(118,616)	(5,305)
Income from discontinued operations	155,000	4,403	137,909	6,716
Net income	$261,736	$163,320	$354,375	$262,006
Basic net income per share:
Income from continuing operations	$0.64	$0.97	$1.29	$1.59
Income from discontinued operations	0.92	0.02	0.81	0.04
Basic net income per share	$1.56	$0.99	$2.10	$1.63
Diluted net income per share:
Income from continuing operations	$0.62	$0.95	$1.26	$1.55
Income from discontinued operations	0.91	0.02	0.81	0.04
Diluted net income per share	$1.53	$0.97	$2.07	$1.59
Weighted average shares outstanding:
Basic	168,296,318	164,141,804	168,375,034	161,114,861
Diluted	171,218,782	167,586,100	171,349,833	164,533,656

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2016 and 2015

	2016	2015

	(In thousands)
Cash flows from operating activities:
Net income	$354,375	$262,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	68,331	53,070
Amortization of intangible assets	53,581	42,953
Amortization of debt issuance costs and original issue discount	2,472	10,634
Allowance for doubtful accounts	1,327	456
KSOP compensation expense	8,214	7,969
Stock based compensation	16,468	19,047
Gain on derivative instruments	—	(85,187)
Gain on sale of discontinued operations	(269,385)	—
Realized loss (gain) on available-for-sale securities, net	274	(14)
Deferred income taxes	6,123	(7,390)
Loss (gain) on disposal of fixed assets, net	811	(3)
Excess tax benefits from exercised stock options and restricted stock awards	(6,570)	(8,419)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	21,179	37,981
Prepaid expenses and other assets	(1,503)	9,747
Income taxes	61,707	11,858
Accounts payable and accrued liabilities	(26,399)	(27,393)
Deferred revenues	92,581	38,305
Pension and postretirement benefits	(5,232)	(7,129)
Other liabilities	131	(2,990)
Net cash provided by operating activities	378,485	355,501
Cash flows from investing activities:
Acquisitions, net of cash acquired of $1,034 and $35,398, respectively	(6,200)	(2,811,759)
Purchase of non-controlling interest in non-public companies	—	(101)
Proceeds from sale of discontinued operations	719,374	—
Escrow funding associated with acquisition	—	(78,694)
Proceeds from the settlement of derivative instruments	—	85,187
Capital expenditures	(62,231)	(60,092)
Purchases of available-for-sale securities	(25)	(29)
Proceeds from sales and maturities of available-for-sale securities	283	230
Other investing activities, net	(620)	—
Net cash provided by (used in) investing activities	650,581	(2,865,258)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	1,243,966
(Repayment) proceeds of short-term debt, net	(870,000)	30,000
Proceeds from issuance of short-term debt with original maturities greater than three months	—	830,000
Repayment of current portion of long-term debt	—	(170,000)
Repayment of long-term debt	—	(50,000)
Payment of debt issuance costs	—	(23,053)
Repurchases of common stock	(116,363)	—
Excess tax benefits from exercised stock options and restricted stock awards	6,570	8,419
Proceeds from stock options exercised	16,326	18,103
Proceeds from issuance of stock as part of a public offering	—	720,848
Net share settlement of restricted stock awards	(2,930)	(2,350)
Other financing activities, net	(3,536)	(2,569)
Net cash (used in) provided by financing activities	(969,933)	2,603,364
Effect of exchange rate changes	(1,079)	12,525
Increase in cash and cash equivalents	58,054	106,132
Cash and cash equivalents, beginning of period	138,348	39,359
Cash and cash equivalents, end of period	$196,402	$145,491
Supplemental disclosures:
Taxes paid	$149,597	$87,914
Interest paid	$62,902	$37,977
Noncash investing and financing activities:
Promissory note received for sale of discontinued operations	$82,900	$—
Equity interest received for sale of discontinued operations	$8,400	$—
Deferred tax liability established on date of acquisition	$293	$258,976
Tenant improvement included in other liabilities	$34	$448
Capital lease obligations	$637	$905
Capital expenditures included in accounts payable and accrued liabilities	$1,629	$4,658